EXHIBIT 2.1

SECOND AMENDMENT TO PURCHASE AND SALE AGREEMENT

AND WAIVER

THIS SECOND AMENDMENT TO PURCHASE AND SALE AGREEMENT AND WAIVER (this “Agreement”) is effective as of February 2, 2020 (the “Execution Date”), by and between 5Jabor, LLC, Bass Petroleum, L.L.C., Bodel Holdings, LLC, Delbo Holdings, L.L.C., James III Investments, LLC, JamSam Energy, L.L.C., Lake Boeuf Investments, LLC, Oakley Holdings, L.L.C., and Plaquemines Holdings, L.L.C. (“Plaquemines”) (individually, each a “Seller” and collectively, “Sellers”) and Elysium Energy, LLC, a Nevada limited liability company (“Purchaser”). Capitalized terms used herein but not defined shall have the meanings ascribed to them in the PSA (as defined below).

RECITALS

WHEREAS, Purchaser and Sellers entered into that certain Purchase and Sale Agreement dated as of October 10, 2019 (the “Original Agreement”), as well as that certain First Amendment to Purchase and Sale Agreement, dated as of December 23, 2019 (the “First Amendment” and the Original Agreement, as amended by the First Amendment, the “PSA”);

WHEREAS, Purchaser and Sellers desire to amend the PSA.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Purchase and Sellers hereto agree as follows:

1. Exhibit A-1.

a. Additions: Exhibit A-1 is hereby amended by adding the following under leases in San Patricio County, Texas: Allan Shivers / Frank N. McMillan / 4.30.1970 / Vol 201 Pg 485 / White Point East / San Patricio County, TX

2. Exhibit B-2.

a. Additions: Exhibit B-2 is hereby amended by adding the following wells:

b. Removals: Exhibit B-2 is hereby amended to remove the following well, which shall be an Excluded Asset:

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 3. Plugging and Abandonment Obligations.

a. Waivers. Purchaser agrees to waive the condition to Closing in Section 10.1(i) of the PSA, and Sellers agree to waive the condition to Closing in Section 10.2(f) of the PSA. Section 11.3(f) and Section (n) shall no longer be an obligation at Closing.

b. Schedule 5.18. Schedule 5.18 attached to the PSA is amended and restated in its entirety with Schedule 5.18 attached hereto. For the avoidance of doubt, the representation and warranty in Section 5.18 of the PSA is not changed by this Agreement, and the plugging and abandonment obligations with respect to the wells shown on Schedule 5.18 continue to be Retained Obligations.

4. Miscellaneous.

a. Continuation. The PSA, as modified and amended hereby, shall continue in full force and effect, and Purchaser and Sellers ratify and confirm the PSA as amended hereby.

b. Amendments. This Agreement may not be amended except by an instrument in writing signed by all parties hereto.

c. Counterparts/Facsimile Signatures. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original instrument, and all of which together shall constitute but one and the same instrument. Facsimile and electronic signatures are considered binding.

d. Entire Agreement. The PSA, as amended by this Agreement, shall constitute the entire understanding among the respective parties thereto with respect to the subject matter hereof, superseding all negotiations, prior discussions and prior agreements and understandings relating to such subject matter.

e. Binding Effect. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

f. No Third-Party Beneficiaries. This Agreement is intended to benefit only the parties hereto and their respective permitted successors and assigns and this Agreement shall never be construed to benefit or create any rights in any person or entity not a party hereto.

[Signature pages follow.]

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IN WITNESS WHEREOF, this Agreement is executed by the parties on the date set forth above.

SELLER:

5JABOR, L.L.C. BASS PETROLEUM, L.L.C. JAMES III INVESTMENTS, L.L.C. LAKE BOEUF INVESTMENTS, L.L.C. PLAQUEMINES HOLDINGS, L.L.C.

By:	/s/ Jennifer Bohannon-Ramirez
Name:	Jennifer Bohannon-Ramirez
Title:	Manager

BODEL HOLDINGS, L.L.C. DELBO HOLDINGS, L.L.C. OAKLEY HOLDINGS, L.L.C. JAMSAM ENERGY, L.L.C.

By:	Brothers Investments, LLC
Its Sole Member

By:	/s/ Jennifer Bohannon-Ramirez
Name:	Jennifer Bohannon-Ramirez
Title:	Manager

[Signature Page to Second Amendment and Waiver]

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IN WITNESS WHEREOF, this Agreement is executed by the parties on the date set forth above.

PURCHASER:

ELYSIUM ENERGY, LLC

By: Viking Energy Group, Inc.
Its Manager

By:	/s/ James A. Doris
James A. Doris, President and CEO

[Signature Page to Second Amendment and Waiver]

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Schedule 5.18

API Number	AM Lease Name	Well No.	Parish	Field	State	Operator	Area	Location	Op / Non
17-075-23952	Haspel & Davis No. 1-ALT	1-ALT	Plaquemines	Potash	LA	Time Energy, LLC	Louisiana	Section 14, T18S, R15E	Operated
17-075-23952	Haspel & Davis No. 1-D	001-D	Plaquemines	Potash	LA	Time Energy, LLC	Louisiana	Section 14, T18S, R15E	Operated
17-075-24058	Haspel & Davis No. 2	2	Plaquemines	Potash	LA	Time Energy, LLC	Louisiana	Section 13, T18S, R15E	Operated
17-075-01531	Haspel & Davis No. 68 ST	68 ST	Plaquemines	Potash	LA	Time Energy, LLC	Louisiana	Section 13, T18S, R15E	Operated
17-007-20488	Thibodaux No. 25-2 (AVOCA 47-2)	2	Assumption	Ramos	LA	Time Energy, LLC	Louisiana	Section 25, T16S, R13E	Operated
17-109-00530	CL&F No. 1	1	Terrebonne	Turtle Bayou	LA	Time Energy, LLC	Louisiana	Section 32, 17S, 14E	Operated
17-109-00520	CL&F No. 3	3	Terrebonne	Turtle Bayou	LA	Time Energy, LLC	Louisiana	Section 28, 17S, 14E	Operated
17-109-00541	CL&F No. 7	7	Terrebonne	Turtle Bayou	LA	Time Energy, LLC	Louisiana	Section 34, T17S, R14E	Operated
17-109-00536	CL&F No. 9 D	9D	Terrebonne	Turtle Bayou	LA	Time Energy, LLC	Louisiana	Section 33, T17S, R14E	Operated
17-109-21420	CL&F No. 26	26	Terrebonne	Turtle Bayou	LA	Time Energy, LLC	Louisiana	Section 33, T17S, R14E	Operated
17-109-21764	CL&F No. 32	32	Terrebonne	Turtle Bayou	LA	Time Energy, LLC	Louisiana	Section 28, T17S, R14E	Operated
17-109-23452	CL&F No. 48	48	Terrebonne	Turtle Bayou	LA	Time Energy, LLC	Louisiana	Section 33, T17S, R14E	Operated
17-109-23506	CL&F No. 49	49	Terrebonne	Turtle Bayou	LA	Time Energy, LLC	Louisiana	Section 33, T17S, R14E	Operated

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